EXHIBIT 4.2

FORM OF COUNTERSIGNED AND REGISTERED:

AMERICAN STOCK TRANSFER & TRUST COMPANY,

TRANSFER AGENT

AND REGISTRAR

(New York, N.Y.)

By:
AUTHORIZED SIGNATURE

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED,                     , 2006 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM AMERICAN STOCK TRANSFER & TRUST COMPANY AS THE SUBSCRIPTION AGENT.

SKYTERRA COMMUNICATIONS, INC.

Incorporated under the laws of the State of Delaware

SUBSCRIPTION CERTIFICATE

Evidencing Non-Transferable Rights to Purchase Shares of Common Stock

Subscription Price: $18.00 per Share

VOID IF NOT EXERCISED ON OR BEFORE THE EXPIRATION DATE (AS DEFINED IN THE PROSPECTUS)

REGISTERED OWNER:

SPECIMEN

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of Rights set forth above, each of which entitles the owner to subscribe for and purchase one share of common stock, $.01 par value per share, of SkyTerra Communications, Inc., a Delaware corporation, on the terms and subject to the conditions set forth in the Prospectus and instructions relating hereto on the reverse side hereof and in the instructions as to the use of this certificate included in this mailing. The non-transferable Rights represented by this Subscription Certificate may be exercised by duly completing	Section 1 on the reverse side hereof and by returning the full payment of the subscription price for each share of common stock as described on the reverse side hereof. Special delivery instructions may be specified by completing Section 2 on the reverse side hereof. THE RIGHTS EVIDENCED BY THIS SUBSCRIPTION CERTIFICATE ARE NOT TRANSFERABLE AND MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS COMPLETED AND SIGNED WITH A SIGNATURE GUARANTEE, IF APPLICABLE.

Dated:

Chief Executive Officer and President	Senior Vice President, General Counsel and Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION CERTIFICATE

By Mail or by Overnight Courier:	By Hand:
American Stock Transfer & Trust Company	American Stock Transfer & Trust Company
Attn: Reorganization Department	Attn: Reorganization Department
Operations Center	59 Maiden Lane
6201 15th Avenue	Plaza Level
Brooklyn, NY 11219	New York, NY 10038

Delivery to an address other than the address listed above will not constitute valid delivery. Delivery by facsimile will not constitute valid delivery.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

SECTION 1	SECTION 2

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL BASIC SUBSCRIPTION PRIVILEGE OR A PORTION THEREOF:	SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR SUBSCRIPTION RIGHTS HOLDERS:

BASIC SUBSCRIPTION PRIVILEGE:

I apply for shares at $18.00 each = $ (no. of new shares) (subscription price) (amount enclosed) OVERSUBSCRIPTION PRIVILEGE:	(a) To be completed ONLY if the certificate representing the Common Stock is to be issued in a name other than that of the registered holder. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

IF YOU HAVE SUBSCRIBED FOR YOUR BASIC SUBSCRIPTION PRIVILEGE AND WISH TO PURCHASE ADDITIONAL SHARES PURSUANT TO THE OVERSUBSCRIPTION PRIVILEGE:

I apply for              shares at $18.00 each = $
(no. of new shares) (subscription price)  (amount enclosed)

Total Amount of Check Enclosed = $

ISSUE COMMON STOCK TO: (Please Print Name) (Print Full Address) (Social Security # or Tax ID #)

☐       Check or bank draft drawn on a U.S. bank, or postal telegraphic or express money order payable to American Stock Transfer & Trust Company, as Subscription Agent.

☐       Wire transfer directly to the escrow account maintained by American Stock Transfer & Trust Company, as Subscription Agent.

TO SUBSCRIBE: I acknowledge that I have received the prospectus for this offer and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the prospectus. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, SkyTerra Communications, Inc. may exercise its legal remedies against me.

(b) To be completed ONLY if the certificate representing the Common Stock is to be sent to an address other than that shown on the front of this certificate. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

(Please Print Name)

(Print Full Address)

(Social Security # or Tax ID #)

Signature(s) of Subscriber(s)	GUARANTEE OF SIGNATURE(S)

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE REVERSE OF THIS SUBSCRIPTION CERTIFICATE.	YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR SHARES DELIVERED TO AN ADDRESS OTHER THAN YOUR OWN OR TO A SHAREHOLDER OTHER THAN THE REGISTERED HOLDER.

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the instructions.	Your signature must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. These generally include (a) a commercial bank or trust company, (b) a member firm of a domestic stock exchange, or (c) a credit union.

Name(s): Capacity (Full Title): Taxpayer ID # or Social Security #:	Signature: (Name of Bank or Firm) By: (Signature of Officer)

FULL PAYMENT FOR THE SHARES MUST ACCOMPANY THIS FORM AND MUST BE MADE IN UNITED STATES DOLLARS BY (I) CHECK OR BANK DRAFT DRAWN UPON A UNITED STATES BANK OR POSTAL, TELEGRAPHIC OR EXPRESS MONEY ORDER PAYABLE TO “AMERICAN STOCK TRANSFER & TRUST COMPANY, AS SUBSCRIPTION AGENT”; (II) WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS TO THE ACCOUNT MAINTAINED BY AMERICAN STOCK TRANSFER & TRUST COMPANY FOR PURPOSES OF ACCEPTING SUBSCRIPTIONS IN THE RIGHTS OFFERING AT JPMORGAN CHASE BANK, 55 WATER STREET, NEW YORK, NEW YORK 10005, ABA #021-000021, ACCOUNT # 323-053807.

STOCK CERTIFICATES FOR THE SHARES SUBSCRIBED TO PURSUANT TO THE RIGHTS OFFERING WILL BE DELIVERED AS SOON AS PRACTICABLE AFTER THE EXPIRATION DATE. ANY REFUND IN CONNECTION WITH YOUR SUBSCRIPTION WILL BE DELIVERED AS SOON AS PRACTICABLE THEREAFTER.

FOR INSTRUCTIONS ON THE USE OF SKYTERRA COMMUNICATIONS, INC. SUBSCRIPTION CERTIFICATES CONSULT ROBERT C. LEWIS, SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY OF SKYTERRA COMMUNICATIONS, INC., (212) 730-7524, OR YOUR BANK OR BROKER WITH QUESTIONS.